UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 5, 2026
Pentair plc
(Exact name of Registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 44-74-9421-6154
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07     Submission of Matters to a Vote of Security Holders.

Pentair plc (the “Company”) held its 2026 annual general meeting of shareholders on May 5, 2026. There were 161,602,800 ordinary shares issued and outstanding at the close of business on March 6, 2026 and entitled to vote at the annual general meeting. A total of 147,387,379 ordinary shares (91.20%) were represented at the annual general meeting.

The items voted upon at the annual general meeting and the results of the vote on each proposal were as follows:

Proposal 1. — Re-Elect Director Nominees

To re-elect nine director nominees for terms expiring at the 2027 annual general meeting of shareholders. Each nominee for director was re-elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mona Abutaleb Stephenson	135,896,779	3,620,934	114,535	7,755,131
Melissa Barra	139,362,073	156,369	113,806	7,755,131
Tracey C. Doi	139,252,311	267,566	112,371	7,755,131
T. Michael Glenn	130,103,937	9,416,746	111,565	7,755,131
Theodore L. Harris	134,626,358	4,893,216	112,674	7,755,131
Gregory E. Knight	139,259,018	261,063	112,167	7,755,131
Michael T. Speetzen	134,211,698	5,308,458	112,092	7,755,131
John L. Stauch	137,849,784	1,662,339	120,125	7,755,131
Billie I. Williamson	127,476,246	12,044,684	111,318	7,755,131

Proposal 2. — Approve, by Nonbinding, Advisory Vote, the Compensation of the Named Executive Officers

To approve, by nonbinding, advisory vote, the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved by a nonbinding, advisory vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
133,060,912	5,714,611	856,725	7,755,131

Proposal 3. — Ratify, by Nonbinding, Advisory Vote, the Appointment of Deloitte & Touche LLP as the Independent Auditor of the Company and to Authorize, by Binding Vote, the Audit and Finance Committee of the Board of Directors to Set the Auditor’s Remuneration

To ratify, by nonbinding, advisory vote, the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the year ending December 31, 2026 and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the independent auditor’s remuneration. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
127,122,042	20,172,130	93,207

Proposal 4. — Authorize the Board of Directors to Allot New Shares Under Irish Law

To authorize the Board of Directors to allot new shares under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
145,388,731	1,881,991	116,657

Proposal 5. — Authorize the Board of Directors to Opt-Out of Statutory Preemption Rights Under Irish Law

To authorize the Board of Directors to opt-out of statutory preemption rights under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
129,439,361	17,795,153	152,865

Proposal 6. — Authorize the Price Range at Which the Company Can Re-Allot Shares It Holds as Treasury Shares Under Irish Law

To authorize the price range at which the Company can re-allot shares it holds as treasury shares under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
146,136,706	1,132,550	118,123

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 6, 2026.

PENTAIR PLC
Registrant

By: /s/ Lance T Bonner
Lance T Bonner
Executive Vice President, General Counsel and Secretary